Exhibit 99.1

Contact:

Investors	Media
Eugenia Shen	Susan Berg
BioMarin Pharmaceutical Inc.	BioMarin Pharmaceutical Inc.
(415) 506-6570	(415) 506-6594

For Immediate Release:

BioMarin Announces Roll-Out of National PKU Registry

Conference Call and Webcast to Be Held Today at 4:30 p.m. ET (21:30 CET)

Novato, Calif., August 21, 2008 – BioMarin Pharmaceutical Inc. (Nasdaq: BMRN) announced today the roll-out of the national PKU Demographics, Outcomes and Safety Registry (PKUDOS). The registry is open to all PKU clinics within the United States, and all patients screened for Kuvan responsiveness are eligible for enrollment in the registry. Also, from September 1, 2008 until December 31, 2008, to facilitate enrollment in the registry, new patients at clinics participating in the registry will be able to receive 45 days of free drug while individual insurance coverage is secured.

“We are excited to initiate the first PKU patient registry and believe that it will substantially strengthen the available data on a variety of PKU patient populations, including some less studied, such as children under four years of age and maternal PKU patients,” said Jean-Jacques Bienaimé, Chief Executive Officer of BioMarin. “Approximately half of the PKU clinics have already expressed interest in participating in the registry program.

“Moreover, at a very minimal cost to BioMarin, we will be able to bypass the current two- to eight-week processing time between BPPS referral and initiation of commercial therapy, by providing an initial supply of Kuvan at no cost to patients. This will allow physicians to test for responsiveness to Kuvan without the need to first secure insurance coverage. We have also received numerous requests to support PKU clinics planning patient information days to further stimulate interest in Kuvan screening, and we are pleased to help advance education in the PKU community.

BioMarin will host a conference call and webcast to discuss details of the national PKU registry roll-out and provide a company update today, Thursday, August 21, at 4:30 p.m. ET (21:30 CET). This event can be accessed on the investor section of the BioMarin website at www.BMRN.com.

Date: August 21, 2008

Time: 4:30 p.m. ET (21:30 CET)

U.S. / Canada Dial-in Number: 866.713.8565

International Dial-in Number: 617.597.5324

Participant Code: 39040728

Replay Dial-in Number: 888.286.8010

Replay International Dial-in Number: 617.801.6888

Replay Code: 15294001

About BioMarin

BioMarin develops and commercializes innovative biopharmaceuticals for serious diseases and medical conditions. The company’s product portfolio comprises three approved products and multiple clinical and pre-clinical product candidates. Approved products include Naglazyme® (galsulfase) for mucopolysaccharidosis VI (MPS VI), a product wholly developed and commercialized by BioMarin; Aldurazyme® (laronidase) for mucopolysaccharidosis I (MPS I), a product which BioMarin developed through a 50/50 joint venture with Genzyme Corporation; and Kuvan® (sapropterin dihydrochloride) Tablets, a product for the treatment of phenylketonuria (PKU), developed in partnership with Merck Serono, a division of Merck KGaA of Darmstadt, Germany. Other product candidates include

6R-BH4 for cardiovascular indications, which is currently in Phase 2 clinical development for the treatment of peripheral arterial disease and sickle cell disease, and PEG-PAL (PEGylated recombinant phenylalanine ammonia lyase), which is currently in Phase 1 clinical development for the treatment of PKU. For additional information, please visit www.BMRN.com. Information on BioMarin’s website is not incorporated by reference into this press release.

Forward-Looking Statement

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., including, without limitation, statements about: the continued development and commercialization of Kuvan and BioMarin’s other products and product candidates and actions by regulatory authorities. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: our success in the continued commercialization of Kuvan; the content and timing of decisions by the U.S. Food and Drug Administration, the European Commission and other regulatory authorities concerning each of the described products and product candidates; and those factors detailed in BioMarin’s filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Risk Factors” in BioMarin’s 2007 Annual Report on Form 10-K, as amended, and the factors contained in BioMarin’s reports on Form 10-Q and Form 8-K. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

BioMarin® , Naglazyme® and Kuvan® are a registered trademarks of BioMarin Pharmaceutical Inc.

Aldurazyme® is a registered trademark of BioMarin/Genzyme LLC.

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